UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2012

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 11, 2012, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its subsidiary Page Eight Funding LLC  entered into a one-year revolving credit agreement (the "Credit Agreement") and related agreements with Citibank, N.A. (the “Lender”), and with others. Loans under the Credit Agreement are to be secured by automobile receivables that CPS now holds or may purchase in the future from dealers.

Under the Credit Agreement, and subject to its terms and conditions, the Lender has agreed to lend from time to time up to a maximum of $100 million.  The amount that may be advanced under the Credit Agreement will be up to 91% of the principal amount of eligible pledged receivables, subject to a reserve account equal to 2.00% of the amount of eligible pledged receivables.  The maximum advance percentage is dependent on maintenance of investment-grade ratings on the Loans, and on characteristics of the pledged receivables, as to which there can be no assurance.

Loans under the Credit Agreement bear interest at a floating rate equal to one-month LIBOR plus 6.00%, but in all events no less than 6.75% per year.   The full amount of all outstanding Loans is due May 10, 2013, subject to acceleration upon the occurrence of certain defined events of default. In connection with the Credit Agreement, CPS has paid a closing fee of $1,000,000 to the Lender.

Affiliates of the Lender have also performed investment banking and advisory services for CPS from time to time, for which they have received customary fees and expenses.  Additional information regarding transactions and relationships between CPS and affiliates of the Lender is set forth in the definitive proxy statement of CPS filed April 20, 2012, under the caption “Certain Transactions – Citigroup,” which information is incorporated herein by reference.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to item 1.01 is incorporated herein by reference.

CPS incurred approximately $9.1 million of indebtedness under the revolving credit facility on May 14, 2012.  CPS intends to incur additional indebtedness from time to time as it purchases motor vehicle receivables from dealers.  CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is filed with this report.

20.1           News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 15, 2012	By:	/s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Senior Vice President and Chief Financial Officer Signing on behalf of the registrant